EXECUTION

RECONSTITUTED SERVICING AGREEMENT

This Reconstituted Servicing Agreement (this “Agreement”) dated as of February 1, 2007, is by and among GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (“GCFP”), GREENWICH CAPITAL ACCEPTANCE, INC. (“GCA” or the “Depositor”), COUNTRYWIDE HOME LOANS, INC. (“CHL”), and COUNTRYWIDE HOME LOANS SERVICING LP, as servicer (the “Servicer” or “Countrywide Servicing”) and is acknowledged by WELLS FARGO BANK, N.A., as trustee (the “Trustee”).

RECITALS

WHEREAS, GCFP has conveyed certain mortgage loans listed on Exhibit Two hereto (the “Serviced Loans”) to the Depositor, which in turn has conveyed the Serviced Loans to the Trustee pursuant to a pooling agreement dated as of February 1, 2007 (the “Pooling Agreement”), among GCFP, GCA and the Trustee;

WHEREAS, the Serviced Loans were serviced by CHL for GCFP pursuant to a Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2003 (the “MMLPSA”), as amended by that certain Amendment Number One, dated as of November 1, 2004 (the “Amendment Number One”) and as further amended on December 1, 2005 by that certain Amendment Reg AB to the Master Mortgage Loan Purchase and Servicing Agreement, dated as of December 1, 2005 (the “Amendment Reg AB,” and together with the MMLPSA and Amendment Number One, the “Servicing Agreement”), between GCFP and CHL;

WHEREAS, CHL has assigned its servicing rights under the Servicing Agreement with respect to the Serviced Loans to Countrywide Servicing;

WHEREAS, GCFP desires that Countrywide Servicing continue to service the Serviced Loans and Countrywide Servicing has agreed to do so;

WHEREAS, Section 24 of the Servicing Agreement provides that, subject to certain conditions set forth therein, GCFP may assign the Servicing Agreement to any person to whom any “Mortgage Loan” (as such term is defined in the Servicing Agreement) is transferred pursuant to a sale or financing. Without limiting the foregoing, CHL has agreed, in Section 12 and Section 29 of the Servicing Agreement, to enter into additional documents, instruments or agreements as may be reasonably necessary in connection with any “Pass-Through Transfer” (as such term is defined in the Servicing Agreement) contemplated by GCFP pursuant to the Servicing Agreement; and

WHEREAS, CHL, Countrywide Servicing and GCFP agree that this Agreement shall constitute a “Reconstitution Agreement” (as such term is defined in the Servicing Agreement) in connection with a Pass-Through Transfer that shall govern the Serviced Loans for so long as such Serviced Loans remain subject to the provisions of the Pooling Agreement;

NOW, THEREFORE, in consideration of the mutual promises contained herein the parties hereto agree as follows:

Definitions

Capitalized terms used and not defined in this Agreement (including Exhibit One hereto) or in the Servicing Agreement shall have the meanings ascribed to them in the Pooling Agreement.

Servicing

Countrywide Servicing agrees, with respect to the servicing of the Serviced Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed by the Seller (as such term is defined in the Servicing Agreement) under the provisions of the Servicing Agreement, except as otherwise provided herein and on Exhibit One hereto, and that the provisions of the Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

Trust Cut-off Date

The parties hereto acknowledge that by operation of Section 11.17 of the Servicing Addendum to the Servicing Agreement (as modified by this Agreement) the remittance on March 19, 2006 to be made to the Trust Fund is to include all principal collections due after February 1, 2007 (the “Trust Cut-off Date”), plus interest thereon at the weighted average Mortgage Interest Rate collected during the immediately preceding Due Period, but exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, and taking into account the adjustments specified in the first paragraph of Section 11.17 of the Servicing Addendum to the Servicing Agreement.

Servicing Fee

The Servicing Fee rate for the Serviced Loans shall be as set forth on the related Mortgage Loan Schedule on the original sale date of the Mortgage Loans from CHL to GCFP (the “Servicing Fee Rate”). The Servicing Fee shall be payable monthly from the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 11.05 of the Servicing Addendum to the Servicing Agreement) of the related Monthly Payment collected by the Servicer (or as otherwise provided under Section 11.05 of the Servicing Addendum to the Servicing Agreement).

Recognition of the Trust Fund

1. From and after the date hereof Countrywide Servicing and CHL shall recognize the HarborView 2007-1 Trust Fund (the “Trust Fund”) as the owner of the Serviced Loans, and Countrywide Servicing will service the Serviced Loans for the Trust Fund as if the Trust Fund and Countrywide Servicing had entered into a separate servicing agreement for the servicing of the Serviced Loans in the form of the Servicing Agreement. Pursuant to the Pooling Agreement, the Trustee shall have the same rights (but not the obligations, except to the extent expressly set forth in the Pooling Agreement) as GCFP under the Servicing Agreement to enforce the obligations of Countrywide Servicing and CHL, including, without limitation, the enforcement of (i) the document delivery requirements set forth in Section 6.03 of the Servicing Agreement and (ii) remedies with respect to representations and warranties made by CHL in the Servicing Agreement, and shall be entitled to enforce all of the obligations of Countrywide Servicing and CHL thereunder insofar as they relate to the Serviced Loans. CHL and Countrywide Servicing shall look solely to the Trust Fund for performance of any obligations of GCFP under the Servicing Agreement and the Trust Fund hereby assumes such obligations. All references to the Purchaser under the Servicing Agreement insofar as they relate to the Serviced Loans, shall be deemed to refer to the Trust Fund. Neither CHL nor GCFP shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way (i) affect the Serviced Loans or CHL’s performance under the Servicing Agreement with respect to the Serviced Loans without the prior written consent of the Trustee or (ii) materially and adversely affect the interests of the Certificateholders or Financial Security Assurance Inc. (the “Certificate Insurer”) with respect to the Mortgage Loans.

2. The Trustee shall be entitled to terminate the rights and obligations of Countrywide Servicing under this Agreement, as provided in Section 14 (Default) of the Servicing Agreement. Notwithstanding anything herein to the contrary, in no event shall the Trustee be required to assume any of the obligations of GCFP under the Servicing Agreement; and in entering into this Agreement, in connection with the performance by the Trustee of any duties it may have hereunder, and in the exercise by the Trustee of its rights the parties and other signatories hereto. Without limitation of the foregoing, any provision of the Servicing Agreement requiring GCFP or the Trust Fund, as assignee of GCFP’s rights and obligations as “Purchaser” under the Servicing Agreement, to reimburse the Servicer for any costs or expenses shall be satisfied by the Servicer’s reimbursement of such costs or expenses (except with respect to any indemnification obligation) from the Custodial Account. Notwithstanding the foregoing, it is understood that Countrywide Servicing shall not be obligated to defend and indemnify and hold harmless the Trust Fund, GCFP and the Trustee against any losses, damages, penalties, fines, forfeitures, judgments and any related costs including, without limitation, reasonable and necessary legal fees, resulting from (i) actions or inactions of the Countrywide Servicing which were taken or omitted upon the instruction or direction of the Trust Fund’s designee, or (ii) the failure of the Trust Fund or the Trust Fund’s designee to perform the obligations of the “Owner” or “Purchaser” under the Servicing Agreement.

Warranties

GCFP, CHL and Countrywide Servicing mutually warrant and represent that, with respect to the Serviced Loans, the Servicing Agreement is in full force and effect as of the date hereof and has not been amended or modified in any way with respect to the Serviced Loans, except as set forth herein, and no notice of termination has been given thereunder.

Representations

Pursuant to Section 12 of the Servicing Agreement, CHL hereby represents and warrants, for the benefit of GCFP, GCA, the Trustee and the Trust Fund, that (i) the representations and warranties set forth in Section 7.01 of the Servicing Agreement (except with respect to Section 7.01(ix)) are true and correct in all material respects as of March 9, 2007 (the “Reconstitution Date”), as if such representations and warranties were made on such date and (ii) the representations and warranties set forth in Section 7.02 of the Servicing Agreement are true and correct in all material respects as of the Closing Date (as defined in the Servicing Agreement). In addition, Countrywide Servicing shall make the representations and warranties listed on Exhibit Four hereto as of the Reconstitution Date.

CHL and Countrywide Servicing hereby acknowledge and agree that the remedies available to the Trust Fund (including the Trustee acting on the Trust Fund’s behalf) in connection with any breach of the representations and warranties made by CHL or Countrywide Servicing set forth above that materially and adversely affects the value of that Mortgage Loan and the interests of the Purchaser in such Mortgage Loan shall be as set forth in Subsection 7.03 of the Servicing Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein). Such enforcement of a right or remedy by GCA on behalf of the Trust Fund shall have the same force and effect as if the right or remedy had been enforced or exercised by GCFP directly and the Trustee on behalf of the Trust Fund hereby consents to such enforcement by GCA.

Assignment

CHL and Countrywide Servicing hereby acknowledge that the rights of GCFP under the Servicing Agreement as amended by this Agreement will be assigned to GCA under a Mortgage Loan Purchase Agreement and by GCA to the Trust Fund under the Pooling Agreement and agree that the Mortgage Loan Purchase Agreement and the Pooling Agreement will each be a valid assignment and assumption agreement or other assignment document and will constitute a valid assignment and assumption of the rights and obligations of GCFP as “Purchaser” under the Servicing Agreement to GCA and the Trustee, on behalf of the Trust Fund, as applicable. In addition, the Trust Fund has, or intends to, make a REMIC election. CHL and Countrywide Servicing hereby consent to such assignment and assumption and acknowledge the Trust Fund’s REMIC election.

Notices

1. All notices, consents, certificates, reports or certifications (collectively, “Written Information”) required to be delivered to the Purchaser under the Servicing Agreement and under this Agreement shall be delivered to the Trustee at the following address:

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21405
Attention: HarborView 2007-1—Client Service Manager
Telephone: (410) 884-2000
Facsimile: (410) 884-2363

2. All Written Information required to be delivered to the Depositor under the Servicing Agreement and under this Agreement shall be delivered to the Depositor at the following address:

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Legal Department (HarborView 2007-1)
Telephone: (203) 625-6072
Facsimile: (203) 618-2163

3. All amounts required to be remitted or distributed by the Servicer to the Trustee on behalf of the Trust Fund as the “Purchaser” under the Servicing Agreement and under this Agreement shall be made to the following wire account:

Wells Fargo Bank, N.A.
ABA #: 121-000-248
Account Name: SAS CLEARING
Account Number: 3970771416
For further credit to: Harborview 2007-1, Account #50992600

4. All demands, notices and communications required to be delivered to CHL and Countrywide Servicing under the Servicing Agreement and this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

In the case of CHL,

Countrywide Home Loans, Inc.
4500 Park Granada
Calabasas, California 91302
Attention: Darren Bigby, Executive Vice President

In the case of Countrywide Servicing,

Countrywide Home Loans Servicing LP
400 Countrywide Way
Simi Valley, California 93065
Attention: John Lindberg, Rachel Meza, Eric Varnen and Yuan Li

Acknowledgment by the Trustee and Covenant of GCA

The Trustee on behalf of the Trust Fund hereby acknowledges and consents to the provision of Written Information by Countrywide Servicing to GCA pursuant to this Agreement; provided, however, in the event GCA requests Written Information that contains “non-public personal information” as defined in the Gramm-Leach Bliley Act, as amended, GCA hereby agrees that prior to receiving such Written Information, it shall execute a non-disclosure agreement mutually agreeable to GCA, the Trustee on behalf of the Trust Fund and Countrywide Servicing.

Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

Reconstitution

CHL, Countrywide Servicing and GCFP agree that this Agreement is a Reconstitution Agreement executed in connection with a Pass-Through Transfer and that March 9, 2007 is the Reconstitution Date.

Limited Role of the Trustee

The Trustee shall have no obligations or duties under this Agreement except as expressly set forth herein. No implied duties on the part of the Trustee shall be read into this Agreement. Nothing herein shall be construed to be an assumption by the Trustee of any duties or obligations of any party to this Agreement or the Servicing Agreement, the duties of the Trustee being solely those set forth in the Pooling Agreement. The Trustee is entering into this Agreement solely in its capacity as Trustee under the Pooling Agreement and not individually, and there shall be no recourse against the Trustee in its individual capacity hereunder or for the payment of any obligations of the Trust or the Trust Fund.

Executed as of the day and year first above written.

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

By:	/s/ Shakti Radhakishun
Name: Shakti Radhakishun Title: Senior Vice President

GREENWICH CAPITAL ACCEPTANCE, INC.

By:	/s/ Shakti Radhakishun
Name: Shakti Radhakishun Title: Senior Vice President

COUNTRYWIDE HOME LOANS, INC.

By:	/s/ Kushal Bhakta
Name: Kushal Bhakta Title: First Vice President

COUNTRYWIDE HOME LOANS SERVICING LP

By:	Countrywide GP, Inc., its General Partner

By:	/s/ Kushal Bhakta
Name: Kushal Bhakta Title: First Vice President

Acknowledged By:

WELLS FARGO BANK, N.A.

not in its individual capacity, but solely as Trustee for HarborView Mortgage Trust 2007-1 Trust Fund under the Pooling Agreement

By: /s/ Graham Oglesby
Name: Graham Oglesby Title: Assistant Vice President

EXHIBIT ONE

Modifications to the Servicing Agreement

1.	The definition of “Business Day” in Section 1 is hereby amended in its entirety to read as follows:

Business Day: Any day other than a Saturday or Sunday, or a day on which banks and savings and loan institutions in California, New York, Maryland, Minnesota or Texas are authorized or obligated by law or executive order to be closed.

2.	The definition of “Eligible Account” in Section 1 is hereby amended in its entirety to be as defined in the Pooling Agreement.

3.	The definition of “Mortgage Interest Rate” in Section 1 is hereby amended by adding the phrase “net of any Relief Act Reduction” to the end of such definition.

4.	The definition of “Opinion of Counsel” in Section 1 is hereby amended in its entirety to read as follows:

Opinion of Counsel: A written opinion of counsel, who may be an employee of Countrywide, that is reasonably acceptable to the Trust Fund (or the Trustee on behalf of the Trust Fund) provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel reasonably acceptable to the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Depositor who (i) is in fact independent of Countrywide, (ii) does not have any material direct or indirect financial interest in Countrywide or in any affiliate of any such entity and (iii) is not connected with Countrywide as an officer, employee, director or person performing similar functions.

5.	A new definition of “Permitted Investments” is hereby added to Section 1 immediately following the definition of “Periodic Rate Cap” to read as follows:

Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Trust Fund (or the Trustee on behalf of the Trust Fund) or any of their respective Affiliates or for which an Affiliate of the Trust Fund (or the Trustee on behalf of the Trust Fund) serves as an advisor:

(i)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  (A) such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of the Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)  repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agency;

(iv)  securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by the Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)  commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by the Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi)  units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Trust Fund (or the Trustee on behalf of the Trust Fund) or an affiliate thereof having the highest applicable rating from the Rating Agency; and

(vii)  if previously confirmed in writing to the Trust Fund (or the Trustee on behalf of the Trust Fund), any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

6.	A new definition of “Prepayment Charge” is hereby added to Section 1 immediately following the definition of “Person” to read as follows:

Prepayment Charge: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment of principal, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

7.
The definition of “Purchaser” in Section 1 is hereby amended and replaced with the “Trust Fund (or the Trustee on behalf of the Trust Fund”) as defined in this Agreement and placed in the correct alphabetical order.

8.	A new definition of “Rating Agency” is hereby added to Section 1 immediately following the definition of “Qualified Substitute Mortgage Loan” to read as follows:

Rating Agency: Any nationally recognized statistical rating agency rating the securities issued in the applicable Pass-Through Transfer.

9.	A new definition of “Relief Act Reduction” is hereby added to Section 1 immediately following the definition of “Refinanced Mortgage Loan” to read as follows:

Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act, as amended, or any similar state law, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

10.	A new definition of “REMIC Provisions” is hereby added to Section 1 immediately following the definition of “REMIC” to read as follows:

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

11.	The definition of “Remittance Date” is amended and restated to read as follows:

Remittance Date: The 18th calendar day of any month or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day.

12.	A new definition of “Sarbanes Certifying Party” is added to Section 1 immediately before the definition of “Seller” to read as follows:

Sarbanes Certifying Party: A Person who provides a certification required under the Sarbanes-Oxley Act of 2002 on behalf of the Trust Fund.

13.
Subsection 7.02 (Representations and Warranties for Individual Mortgage Loans) is hereby amended by deleting the “and” at the end of clause (lii), by deleting the period at the end of clause (liii) and adding a “; and” and by adding the following clause (liv):

(liv) Each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable state and federal law, except as the enforceability thereof is limited due to acceleration in connection with a foreclosure or other involuntary payment. Notwithstanding the above, the Seller may waive a Prepayment Charge without such waiver operating as a breach of this representation and warranty 7.02(liv) if (i) the Mortgage Loan is in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, and the waiver of such Prepayment Charge is standard and customary in servicing similar Mortgage Loans (including the waiver of a Prepayment Charge in connection with a refinancing of the Mortgage Loan related to a default or a reasonably foreseeable default), (ii) the collection of the Prepayment Charge would be in violation of applicable laws, (iii) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters and (iv) notwithstanding any state or federal law to the contrary, any instance when a Mortgage Loan is in foreclosure.

14.	Subsection 7.03 (Remedies for Breach of Representations and Warranties) is hereby amended as follows:

(i)	by adding the words “(payable from its own funds and not from the Custodial Account)” to the first sentence of the fifth paragraph after the word “indemnify;”

(ii)	by replacing the words “the Purchaser and hold it” at the beginning of the second line of the fifth paragraph with “the Trust Fund (or the Trustee on behalf of the Trust Fund) and hold it;”

(iii)	by replacing each of the references to “the Purchaser” in the last sentence of the fifth paragraph with “the Trust Fund (or the Trustee on behalf of the Trust Fund);”

(iv)	by replacing each of the references to “the Purchaser” in the sixth paragraph with “the Trust Fund (or the Trustee on behalf of the Trust Fund);” and

(v)	replacing the first sentence of the second paragraph of Section 7.03 as follows:

The Seller shall have ninety (90) days from the earlier of discovery of a breach or the receipt by Seller of notice of such a breach within which to correct or cure such breach. The Seller hereby covenants and agrees that if any such breach cannot be corrected or cured within such ninety (90) day period, the Seller shall, at the Purchaser’s option and not later than ninety (90) days after its discovery or its receipt of notice of such breach, repurchase such Mortgage Loan at the Repurchase Price or, in the event the breach is of Section 7.02 (liv), Countrywide shall indemnify the Purchaser for any loss incurred by the Purchaser as a result of such breach with respect to such Mortgage Loan in lieu of repurchase pursuant to the second to last paragraph of Section 7.03 of this Agreement.

(vi)	adding the following new paragraphs at the end of Section 7.03:

In the event of a breach of Section 7.02 (liv) of this Agreement that materially and adversely affects the interests of the Purchaser in any Prepayment Charge, Countrywide shall pay the amount of the scheduled Prepayment Charge to the Purchaser upon the payoff of any related Mortgage Loan.

The enforcement of a right or remedy pursuant to this Section 7.03 shall be by GCA on behalf of the Trust Fund, which the Trustee on behalf of the Trust Fund hereby consents to, and shall have the same force and effect as if the right or remedy had been enforced or exercised by GCFP directly.

15.
Subsection 7.04 (Reserved) is hereby titled “Credit Reporting” and amended as follows: The Servicer will fully furnish in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis.

16.	Subsection 13.01 (Additional Indemnification by the Seller; Third Party Claims) is hereby amended:

(i)	by replacing each of the two references to “the Purchaser” in the first sentence with “the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Depositor;”

(ii)	by replacing the reference to “it” in the first sentence with “each;”

(iii)	by replacing the first and third reference to “the Purchaser” in the second sentence with “the Trust Fund;”

(iv)	by replacing the second reference to “the Purchaser” in the second sentence with “the Trust Fund;”

(v)	by replacing each reference to “the Purchaser” in the fourth sentence with “the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Depositor;” and

(vi)	by replacing the reference to “the Purchaser” in the last sentence with “the Trust Fund.”

17.	Subsection 13.04 (Seller Not to Resign) is hereby amended as follows:

(i)	by replacing the reference to “the Purchaser” in the second line with “the Trustee on behalf of the Trust Fund;”

(ii)	by replacing the first reference to “the Purchaser” in the second sentence with “the Trustee on behalf of the Trust Fund;” and

(iii)	by replacing the second reference to “the Purchaser” in the second sentence with “the Trustee on behalf of the Trust Fund.”

18.	Subsection 13.05 (No Transfer of Servicing) is hereby amended by adding the words “(or its designee)” after “Purchaser” in the second sentence of the paragraph.

19.	Subsection 14.01 (Events of Default) is hereby amended as follows:

(i)	by replacing each reference to “the Purchaser” with “the Purchaser (or its designee);”

(ii)	by amending and restating clause (i) of Section 14.01 to read as follows:

(i) any failure of the Seller to remit to the Purchaser (or its designee) any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date upon which such payment was required to be made; or

(iii)	by adding the words “subject to clause (ix) of this Subsection 14.01,” at the beginning of clause (ii).

20.	Subsection 14.02 (Waiver of Defaults) is hereby amended by replacing the reference to “The Purchaser” with “The Trust Fund (or the Trustee on behalf of the Trust Fund).”

21.	Section 15.01 (Termination) is hereby deleted in its entirety and replaced by the following:

Section 15.01 Termination

The respective obligations and responsibilities of the Seller shall terminate upon the: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (ii) in accordance with Section 13.05.

22.	Section 16 (Successor to the Seller) is hereby amended as follows:

(i)	by replacing the words “Prior to” with “Upon” at the beginning of the first sentence of the first paragraph;

(ii)	by replacing the reference to “Section 15.01(ii)” with “Subsection 14.01” in the second line of the first paragraph;

(iii)	by adding the words “, in accordance with the Pooling Agreement,” after the word “shall” in the second line of the first paragraph;

(iv)	by adding the following new sentence immediately after the first sentence of the first paragraph to read as follows:

Any successor to the Seller, as servicer, shall be a FHLMC- or FNMA-approved servicer and shall be subject to the approval of each Rating Agency, as evidenced by a letter from each such Rating Agency delivered to the Trust Fund (or the Trustee on behalf of the Trust Fund) that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.

(v)	by adding the following proviso at the end of the second sentence of the first paragraph immediately before the period to read as follows:

; provided, however, that no such compensation shall be in excess of that permitted the Seller under this Agreement.

(vi)	by replacing the reference to “the Purchaser” in the second line of the second paragraph with “the Trust Fund (or the Trustee on behalf of the Trust Fund);” and

(vii)	by adding the following new paragraph as the fifth paragraph to read as follows:

Except as otherwise provided in this Section 16, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (as a result of termination of the Seller), including, without limitation, the costs and expenses of the Trust Fund (or the Trustee on behalf of the Trust Fund) or any other Person in appointing a successor servicer, or of the Trust Fund (or the Trustee on behalf of the Trust Fund) in assuming the responsibilities of the Seller hereunder, or of transferring the Servicing Files and the other necessary data, including the completion, correction or manipulation of such servicing data as may be required to correct any errors or insufficiencies in the servicing data, to the successor servicer shall be paid by the terminated or resigning Seller from its own funds without reimbursement. Notwithstanding any of the foregoing, all reasonable costs and expenses incurred in connection with any transfer of servicing pursuant to Subsection 15.02 shall be paid by the Trust Fund.

23.
Section 24 (Successors and Assigns; Assignment of Purchase Agreement) is hereby amended by replacing the words “the consent of the Purchaser” at the end of the second sentence with “the prior written consent of the Depositor, the Trust Fund (or the Trustee on behalf of the Trust Fund) and each Rating Agency.”

24.	A new Section 35 (Amendment) is hereby added to the Servicing Agreement to read as follows:

SECTION 35. Amendment. This Agreement may be amended only by written agreement signed by the Seller, the Depositor and the Trust Fund (or the Trustee on behalf of the Trust Fund). The party requesting such amendment shall, at its own expense, provide the Depositor and the Trust Fund (or the Trustee on behalf of the Trust Fund) with an Opinion of Counsel that (i) such amendment is permitted under the terms of this Agreement, (ii) the Seller has complied with all applicable requirements of this Agreement, and (iii) such Amendment will not materially adversely affect the interest of the Certificateholders in the Mortgage Loans.

25.	A new Section 36 (Intended Third Party Beneficiaries) is hereby added to the Servicing Agreement to read as follows:

SECTION 36. Intended Third Party Beneficiaries. Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Depositor each receive the benefit of the provisions of this Agreement as an intended third party beneficiary of this Agreement to the extent of such provisions. The Seller shall have the same obligations to the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Depositor as if the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Depositor were each a party to this Agreement, and the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Depositor each shall have the same rights and remedies to enforce the provisions of this Agreement as if it were a party to this Agreement. Notwithstanding the foregoing, all rights and obligations of the Trust Fund (or the Trustee on behalf of the Trust Fund) and the Depositor hereunder (other than the right to indemnification and the indemnification obligations, as applicable) shall terminate upon termination of the Trust Fund pursuant to the Pooling Agreement.

26.	Section 11.01 of the Servicing Addendum (Seller to Act as Servicer) is hereby amended as follows:

(i)	by adding the following proviso at the end of the first paragraph to read as follows:

provided, however, that the Seller shall not knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created under the Pooling Agreement to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Seller has received an Opinion of Counsel (but not at the expense of the Seller) to the effect that the contemplated action will not cause any REMIC created under the Pooling Agreement to fail to qualify as a REMIC or result in the imposition of a tax upon any such REMIC created thereunder.

(ii)	by adding the following additional proviso at the end of the first sentence of the second paragraph to read as follows:

; provided, further, no such modification shall be permitted unless the Seller shall have provided to the Trust Fund (or the Trustee on behalf of the Trust Fund) an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event (as defined in the Pooling Agreement). The costs of obtaining such Opinion of Counsel shall be a reimbursable expense to the Seller to be withdrawn from the Custodial Account pursuant to Section 11.05. Promptly after the execution of any modification of any Mortgage Loan, the Seller shall deliver to the Trust Fund (or the Trustee on behalf of the Trust Fund) the originals of any documents evidencing such modification.

27.	Section 11.04 of the Servicing Addendum (Establishment of Custodial Accounts; Deposits in Custodial Accounts) is hereby amended as follows:

(i)	by adding the words “, entitled ‘in trust for the Trustee on behalf of the HarborView 2007-1 Trust Fund’” at the end of the first sentence of the first paragraph.

(ii)
by deleting the “and” at the end of clause (x), by deleting the period at the end of clause (xi) and replacing it with “; and” and by adding a new clause (xii) after the end of clause (xi) to read as follows:

(xii)  all Prepayment Charges received in respect of those Mortgage Loans listed on Exhibit Six hereto.

(iii)	by adding a new paragraph at the end of the section to read as follows:

“Funds in the Custodial Account shall, if invested, be invested in Permitted Investments; provided, however, that the Seller shall be under no obligation or duty to invest (or otherwise pay interest on) amounts held in the Custodial Account. All Permitted Investments shall mature or be subject to redemption or withdrawal no later than one Business Day prior to the next succeeding Remittance Date (except that if such Permitted Investment is an obligation of the Seller, then such Permitted Investment shall mature not later than such applicable Remittance Date). Any and all investment earnings from any such Permitted Investment shall be for the benefit of the Seller and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The risk of loss of moneys required to be remitted to the Trust Fund (or the Trustee on behalf of the Trust Fund) resulting from such investments shall be borne by and be the risk of the Seller. The Seller shall deposit the amount of any such loss in the Custodial Account immediately as realized, but in no event later than the related Remittance Date.”

28.	Section 11.05 of the Servicing Addendum (Permitted Withdrawals From the Custodial Account) is hereby amended as follows:

(i) by adding a new subclause (ix) to read as follows:

(ix) to reimburse itself for unreimbursed Servicing Advances to the extent that such amounts are nonrecoverable by the Seller pursuant to subclause (iii) above;

(ii) by adding the following paragraph at the end such Section:

The Seller hereby acknowledges that upon the termination of the Trust Fund on or following the Call Option Date in connection with the purchase of the Mortgage Loans by the Seller pursuant to Section 10.01(a) of the Pooling Agreement, the Seller will not be entitled to reimbursement of any outstanding Monthly Advances or Servicing Advances from the Distribution Account on such date of termination, and shall be entitled to such reimbursement from the Custodial Account under the terms of the Servicing Agreement.

29.	Section 11.06 of the Servicing Addendum (Establishment of Escrow Accounts; Deposits in Escrow Accounts) is hereby amended as follows:

(i)	by adding the words “, entitled ‘in trust for the Trustee on behalf of the HarborView 2007-1 Trust Fund’” at the end of the first sentence of the first paragraph.

(ii)	by adding the following sentence after the first sentence of the second paragraph as follows:

The Seller will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 11.06, reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to pursuant to Section 11.08 hereof; provided, however, that Servicing Advances shall not be required to be made by the Seller if such Servicing Advance would, if made, be, in the Seller’s reasonable judgment, nonrecoverable.

30.	The fourth paragraph of Section 11.13 of the Servicing Addendum (Title, Management and Disposition of REO Property) is hereby deleted in its entirety and replaced by the following:

The Seller shall use its best efforts to dispose of each REO Property as soon as possible and shall sell each REO Property in any event within three (3) years after title has been taken to such REO Property, unless (a) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, or (b) the Seller determines, and gives an appropriate notice to the Trust Fund (or the Trustee on behalf of the Trust Fund) to such effect, that a longer period is necessary for the orderly liquidation of such REO Property and the Seller, at its expense, obtains an extension of time from the Internal Revenue Service to sell the REO Property or provides an Opinion of Counsel that the REMIC status is not affected if the Seller has not disposed of the REO Property within such three (3) year period. If a period longer than three (3) years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Seller shall report monthly to the Trust Fund (or the Trustee on behalf of the Trust Fund) as to the progress being made in selling such REO Property.

31.	Section 11.17 of the Servicing Addendum (Distributions) is hereby amended as follows:

(i)
by (a) deleting the words “the second Business Day following” in the first sentence of the second paragraph and (b) replacing the words “day following such second Business Day” in the second sentence of the second paragraph with “Business Day on which such remittance was due.”

(ii)	by adding the following paragraph after the second paragraph as follows:

Each remittance pursuant to this Section 11.17 shall be made by wire transfer of immediately available funds to, or by other means of transmission or transfer that causes funds to be immediately available in, the Distribution Account which shall have been designated by the Trust Fund (or the Trustee on behalf of the Trust Fund).

32.	Section 11.18 of the Servicing Addendum (Statements to the Purchaser) is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately succeeding Business Day), the Seller shall furnish to the Trust Fund (or the Trustee on behalf of the Trust Fund) the information shown in Exhibit 11 in a format mutually acceptable to the Seller and the Trust Fund (or the Trustee on behalf of the Trust Fund), including but not limited to (i) a monthly remittance advice in written or electronic format (or in such other format mutually agreed to between the Seller and the Trust Fund (or the Trustee on behalf of the Trust Fund)) relating to the period ending on the last day of the preceding calendar month in such form mutually agreed to in writing between the Seller and the Trust Fund (or the Trustee on behalf of the Trust Fund) and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Trust Fund (or the Trustee on behalf of the Trust Fund). In addition, no later than the close of business New York time on the fifth Business Day prior to such Distribution Date, the Seller shall deliver or cause to be delivered to the Trust Fund (or the Trustee on behalf of the Trust Fund) in addition to the information provided in Exhibit 11, such other loan-level information reasonably available to it with respect to the Mortgage Loans as the Trust Fund (or the Trustee on behalf of the Trust Fund) may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 5.01 of the Pooling Agreement.

33.
Section 11.24 of the Servicing Addendum (Servicing Compensation) is hereby amended by deleting the words “(except as otherwise set forth in the related Purchase Price and Terms Letter with respect to any Mortgage Loan Package).”

34.	Section 11.25 of the Servicing Addendum (Statement as to Compliance) is hereby deleted in its entirety.

35.	Section 11.26 of the Servicing Addendum (Independent Public Accountants’ Servicing Report) is hereby deleted in its entirety.

36.	A new Section 11.29 (Prepayment Charges) is hereby added to the Servicing Addendum to read as follows:

Section 11.29 Prepayment Charges. The Servicer may not waive any Prepayment Charge required by the terms of the related Mortgage Note. Notwithstanding the above, Countrywide may waive a Prepayment Charge without paying the Purchaser the amount of the Prepayment Charge if (i) the Mortgage Loan is a defaulted Mortgage Loan, (ii) , (ii) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters and (iii) notwithstanding any state or federal law to the contrary, any instance when a Mortgage Loan is in foreclosure. If the Servicer has waived any Prepayment Charge or does not collect a Prepayment Charge required by the terms of the related Mortgage Note, in any case due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such Prepayment Charge which was not collected for deposit into the Collection Account. Upon discovery by any party hereto of a breach of the foregoing, the party discovering the breach shall give prompt written notice to the other party.

37.	A new definition of “Trustee” is hereby added to Section 1 of the Amendment Reg AB immediately following the definition of “Third-Party Originator” to read as follows:

Trustee: Wells Fargo Bank, N.A., or any successor thereto as trustee on behalf of the Trust Fund.

38.	Section 2(c) of the Amendment Reg AB is hereby amended by deleting subparts (iv) and (vi) in their entirety and replacing them with the following:

(iv)
For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (and shall cause each Subservicer and, if applicable, any Third-Party Originator to) (a) provide prompt notice to the Purchaser, (or the Trustee on behalf of the Purchaser) and any Depositor in writing of (1) any merger, consolidation or sale of substantially all of the assets of the Company, (2) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under the Agreement or any Reconstitution Agreement, (3) any Event of Default under the terms of the Agreement or the Reconstitution Agreement to the extent not known by such Purchaser (or the Trustee on behalf of the Purchaser) or Depositor, and (4) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third Party Originator.

(vi)
Not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, any master servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below): (A) any material modifications, extensions or waivers of Mortgage Loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB; (B) material breaches of Mortgage Loan representations or warranties or transaction covenants under this Agreement (Item 1121(a)(12) of Regulation AB); and (C) information regarding any Mortgage Loan changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

39.	Section 2(c) of Amendment Reg AB is hereby amended by adding the following subparts:

(vii)
If reasonably requested by the Purchaser or the Trustee on behalf of the Purchaser, the Company shall provide to the Purchaser or the Trustee on behalf of the Purchaser, evidence of the authorization of the person signing any certificate or statement provided pursuant to Section 2(d) and 2(e) of Amendment Reg AB.

(viii)
The Company shall provide to the Purchaser (or the Trustee on behalf of the Purchaser) and any Depositor a description of any affiliation or relationship required to be disclosed under Item 1119 between the Company and any of the parties listed in Items 1119 (a)(1)-(6) of Regulation AB that develops following the closing date of a Securitization Transaction (other than an affiliation or relationship that the Purchaser, the Trustee, the Depositor or the issuing entity is required to disclose under Item 1119 of Regulation AB) no later than 15 calendar days prior to the date the Depositor is required to file its Form 10-K disclosing such affiliation or relationship. For purposes of the foregoing, the Company (1) shall be entitled to assume that the parties to the Securitization Transaction with whom affiliations or relations must be disclosed are the same as on the closing date if it provides a written request (which may be by e-mail) to the Depositor or the Trustee on behalf of the Purchaser, as applicable, requesting such confirmation and either obtains such confirmation or receives no response within three (3) Business Days, (2) shall not be obligated to disclose any affiliations or relationships that may develop after the closing date for the Securitization Transaction with any parties not identified to the Company pursuant to clause (D) of paragraph (i) of this Section 2(c), and (3) shall be entitled to rely upon any written identification of parties provided by the Depositor, the Purchaser or any master servicer.

(ix)
In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if requested by the Purchaser or any Depositor, the Company shall provide such information which is reasonably available regarding the servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

40.	Sections 2(d) and 2(e) of the Amendment Reg AB are hereby amended by deleting such sections in their entirety and replacing them with the following:

(d)	Servicer Compliance Statement.

On or before March 5 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser (or the Trustee on behalf of the Purchaser) and any Depositor a statement of compliance addressed to the Purchaser (or the Trustee on behalf of the Purchaser) and any Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its servicing obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

(e)	Report on Assessment of Compliance and Attestation.

(i) On or before March 5 of each calendar year, commencing in 2007, the Company shall:

(A) deliver to the Purchaser (or the Trustee on behalf of the Purchaser) and any Depositor a report regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser (or the Trustee on behalf of the Purchaser) and such Depositor and signed by an authorized officer of the Company, and shall address each of the applicable Servicing Criteria specified on Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Agreement (wherein “Investor” shall be deemed to mean the Trustee on behalf of the trust);

(B) deliver to the Purchaser (or the Trustee on behalf of the Purchaser) and any Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(C) if required by Regulation AB, cause each Subservicer and each Subcontractor determined by the Company pursuant to Section 2(f)(ii) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”), to deliver to the Purchaser (or the Trustee on behalf of the Purchaser) and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (A) and (B) of this Section 2(e); and

(D) deliver, and cause each Participating Entity to deliver, to the Purchaser (or the Trustee on behalf of the Purchaser), any Depositor or any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit A; provided that such certification delivered by the Company may not be filed as an exhibit to, or included in, any filing with the Commission.

The Company acknowledges that the party identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(ii) Each assessment of compliance provided by a Subservicer pursuant to Section 2(e)(i)(A) shall address each of the applicable Servicing Criteria specified on Exhibit B hereto (wherein “Investor” shall mean the Trustee) delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Participating Entity pursuant to Section 2(e)(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2(f).

41.	Section 2(f)(i) of Amendment Reg AB is hereby amended by adding the words “, (or the Trustee on behalf of the Purchaser)” after the word “Purchaser” in the first sentence.

42.
Section 2(f)(ii) of Amendment Reg AB is hereby amended by adding the words “, (or the Trustee on behalf of the Purchaser)” after the word “Purchaser” in such section and by adding the words “and certification” after the word “attestation” in the last sentence of the second paragraph of such section.

43.	Section 2(g) of Amendment Reg AB is hereby amended by adding the following subpart:

(iv)
If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then the indemnifying party agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of any claims, losses, damages or liabilities incurred by such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party on the one hand and the indemnifying party on the other.

44.	Section 2(g) of Amendment Reg AB is hereby amended by adding the following subpart:

(v)	The indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

45.
Section 3 of Amendment Reg AB is hereby amended by deleting the words “seek the consent of the Purchaser for” and adding the words “notify the Purchaser in writing of the Company’s” after the word “shall” in such section.

46.	Exhibit B of Amendment Reg AB is hereby deleted in its entirety and replaced with Exhibit Five attached hereto.

EXHIBIT TWO

List of Mortgage Loans

[To be retained in a separate closing binder entitled “HarborView 2007-1 Mortgage Loan Schedule” at the Washington DC offices of McKee Nelson LLP]

EXHIBIT THREE

Definitions in Section 1 (related to Sections 11-19 and Exhibit 9 of the Servicing Agreement)
Sections 11-19 and Exhibit 9 of the Servicing Agreement

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
Purchaser

and

COUNTRYWIDE HOME LOANS, INC.,
Seller and Servicer

Dated as of April 1, 2003

Conventional Residential Fixed and Adjustable Rate
Mortgage Loans

The following are excerpts of the relevant servicing provisions from the:

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

This is a MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT (the "Agreement"), dated as of April 1, 2003, by and between GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an office at 600 Steamboat Road, Greenwich, Connecticut 06830 (the "Purchaser") and Countrywide Home Loans, Inc., having an office at 4500 Park Granada, Calabasas, California 91302 (the "Seller").

SECTION 1. Definitions.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

Agreement: This Master Mortgage Loan Purchase and Servicing Agreement and all amendments hereof and supplements hereto.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

BIF: The Bank Insurance Fund, or any successor thereto.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in the States of California or New York, or the state in which the Seller's servicing operations are located, are authorized or obligated by law or executive order to be closed.

Closing Date: The date this Agreement is executed and delivered and the date or dates on which the Purchaser from time to time shall purchase, and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.

Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

Custodial Account: The separate account or accounts created and maintained pursuant to this Agreement, which shall be entitled "Countrywide Home Loans, Inc. in trust for the Purchaser".

Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents, a form of which agreement is annexed hereto as Exhibit 6.

Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement, as therein provided.

Cut-off Date: The first day of the month in which the related Closing Date occurs or such other date as agreed to by the Purchaser and the Seller.

Determination Date: The 15th day of the month of the related Remittance Date or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Eligible Account: An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by Standard & Poor's Ratings Group in one of its two (2) highest rating categories at the time of any deposit therein, (ii) the deposits of which are fully insured by the FDIC, or (iii) maintained with an affiliate of the Seller that satisfies the requirements set forth in either clause (i) or (ii) of this definition. Eligible Accounts may bear interest

Escrow Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled "Countrywide Home Loans, Inc. in trust for the Purchaser and various Mortgagors".

Event of Default: Any one of the conditions or circumstances enumerated in Section 14.01.

Fair Market Value: With respect to any Mortgage Loan, the market value of the related Mortgaged Property as mutually agreed upon by the Seller and the Purchaser. In the event the Seller and the Purchaser disagree as to such Fair Market Value, the Seller shall have the option to select an appraiser from a list of three independent appraisers selected by the Purchaser, each of whom meets the minimum FNMA or FHLMC requisite qualifications for appraisers. Such appraiser shall determine the Fair Market Value of the Mortgaged Property in accordance with the then current guidelines for the Seller's "full documentation program". Such appraisal shall be in a form acceptable to FNMA or FHLMC and shall be conclusive for the purposes of determining the Fair Market Value of the Mortgaged Property. The fee for such appraisal shall be paid by the Seller, except in the event such fee is incurred in connection with calculating the Termination Fee in which case the Purchaser shall pay the fee for such appraisal.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

FNMA: Fannie Mae or any successor thereto.

HUD: The Department of Housing and Urban Development or any federal agency or office thereof which may from time to time succeed to the functions thereof.

Index: With respect to any Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Adjustment Date: With respect to an Adjustable Rate Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, Condemnation Proceeds, Primary Mortgage Insurance Proceeds, Other Insurance Proceeds, proceeds of any REO Disposition or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

Liquidation Proceeds: Amounts, other than Primary Mortgage Insurance Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by the Seller in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 11.13.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

Monthly Advance: The aggregate of the advances made by the Seller on any Remittance Date pursuant to Section 11.19.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in the state of Hawaii, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit 5 annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement which Mortgage File may be maintained by the Seller on microfilm (provided that (i) the Seller shall notify the Purchaser in writing two (2) Business Days before any original items in the Mortgage File are to be destroyed and the Seller shall deliver said original items to the Purchaser upon the Purchaser's request and (ii) following the destruction of said originals, the Seller shall deliver a copy of said microfilm to the Purchaser upon the Purchaser's request).

Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan, exclusive of any primary mortgage insurance premium and, with respect to an Adjustable Rate Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note and in compliance with the related Lifetime Mortgage Interest Rate Cap and Periodic Rate Cap of the related Mortgage Note.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: The documents listed in Section 2 of the Custodial Agreement pertaining to any Mortgage Loan.

Mortgage Loan Package: The pool of Mortgage Loans sold to the Purchaser on the related Closing Date.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property (or leasehold estate, if applicable, in the case of a Mortgage Loan in the state of Hawaii) securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

Other Insurance Proceeds: Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the Primary Mortgage Insurance Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Seller would follow in servicing mortgage loans held for its own account.

Payment Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date on which an adjustment to the Monthly Payment pursuant to the related Mortgage Note becomes effective.

Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly or privately traded pass-through transaction retaining the Seller as "servicer" thereunder.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net of the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Primary Mortgage Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer which conforms in all respects to the description set forth in Subsection 7.02 (xxxi) herein.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period: As to any Remittance Date, the calendar month preceding the month of distribution.

Purchaser: Greenwich Capital Financial Products, Inc. or its successor in interest or any successor to or assignee of the Purchaser under this Agreement as herein provided.

Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as set forth in Section 12. Such agreement or agreements shall prescribe the rights and obligations of the Seller in servicing the related Mortgage Loans.

Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 12 hereof. On such date, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Seller shall cease to service those Mortgage Loans under this Agreement in accordance with the termination provisions set forth in Section 12 hereof.

REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Internal Revenue Code.

Remittance Date: The eighteenth (18th) day of any month, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following.

REO Disposition: The final sale by the Seller of any REO Property.

REO Property: A Mortgaged Property acquired by the Seller on behalf of the Purchaser as described in Section 11.13 of the Servicing Addendum attached as Exhibit 9.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

SAIF: The Savings Association Insurance Fund, or any successor thereto.

Seller: Countrywide Home Loans, Inc., or any successor to or assignee of the Seller under this Agreement as provided herein.

Servicing Addendum: The terms and conditions attached hereto as Exhibit 9 which will govern the servicing of the Mortgage Loans by Seller during the period commencing on the related Closing Date and ending on the date the Seller enters into a Reconstitution Agreement.

Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Seller of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under this Agreement.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Seller, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by the Seller, or as otherwise provided under Section 11 hereof. With respect to REO Property, the Servicing Fee shall be payable to the Seller through REO Disposition in accordance with Section 11.13 of the Servicing Addendum which Servicing Fee shall be based upon the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure as reduced by any income or proceeds received by Purchaser in respect of such REO Property and applied to reduce the outstanding principal balance of the foreclosed Mortgage Loan.

Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of (a) originals of all documents in the Mortgage File other than those delivered to Purchaser or copies of such documents maintained on microfilm (provided that (i) the Seller shall notify the Purchaser in writing two (2) Business Days before any original items in the Servicing File are to be destroyed and the Seller shall deliver said originals to the Purchaser upon the Purchaser's request and (ii) following the destruction of said originals, the Seller shall deliver a copy of said microfilm to the Purchaser upon the Purchaser's request) which are not delivered to the Purchaser or the Custodian and (b) copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

Servicing Officer: Any officer of the Seller involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Seller to the Purchaser upon request, as such list may from time to time be amended.

Stated Principal Balance: With respect to each Mortgage Loan as of the date of such determination: (i) the unpaid principal balance of the Mortgage Loan as of the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, and without giving effect to payments received on or before such date in respect of payments due after such date for application on the scheduled Due Date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Termination Fee: The amount paid to the Seller by the Purchaser in the event of the Seller's termination without cause, as servicer. Such fee shall equal the sum of (i) the greater of (A) two and one-half percent (2½%) of the aggregate outstanding principal amount of the Mortgage Loans, or (B) the fair market value of the servicing rights, each as of the termination date, plus (ii) all reasonable costs and expenses incurred by the Seller in managing the transfer of the servicing, plus (iii) in the case of REO Property, the greater of (Y) 100% of the Stated Principal Balance of the Mortgage Loan encumbering the Mortgaged Property at the time such Mortgaged Property was acquired and became REO Property or (Z) the Fair Market Value of the REO Property at the time of termination.

Underwriting Guidelines: As defined in the respective Purchase Price and Terms Letter.

Updated Loan-to-Value Ratio: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the Value of the related Mortgaged Property as determined by the appraisal made for the originator at the time of origination of the Mortgage Loan or in the event that an appraisal was made since the origination of the Mortgage Loan then the latest appraisal of the Mortgaged Property. Such appraisal shall (i) be in a form acceptable to FNMA and FHLMC and (ii) meet the then current guidelines for the Company's so called "full documentation" program.

Whole Loan Transfer: The sale or transfer by Purchaser of some or all of the Mortgage Loans in a whole loan or participation certificate format pursuant to a Reconstitution Agreement retaining the Seller as "servicer" thereunder.

SECTION 11. Seller's Servicing Obligations.

The Seller, as servicer, shall service and administer the Mortgage Loans in accordance with the terms and provisions set forth in Exhibit 9 which sections are hereby incorporated in this Agreement in their entirety as if the same were contained in this Section 11.

SECTION 12. Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates.

The Seller and the Purchaser agree that with respect to any Mortgage Loan Package, the Purchaser may effect no more than three (3) Whole Loan Transfers and/or Pass-Through Transfers; provided, however, the Purchaser agrees to use commercially reasonable efforts not to effect a Whole Loan Transfer or a Pass-Through Transfer if the aggregate outstanding principal balance of the Mortgage Loans subject to such Whole Loan Transfer or Pass-Through Transfer is less than $10,000,000.

With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by Purchaser, Seller agrees:

(1)
to cooperate fully with Purchaser and any prospective purchaser with respect to all reasonable requests, and due diligence procedures, including but not limited to providing statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause 4 below as shall be reasonably requested by the Purchaser,;

(2)
to execute all Reconstitution Agreements provided that (i) such Reconstitution Agreements are reasonably acceptable to the Seller, and (ii) each of the Seller and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided herein, and (iii) such Reconstitution Agreement does not materially diminish Seller’s rights or materially increase Seller’s responsibilities under this Agreement;

(3)
with respect to any Mortgage Loan that is subject to a Whole Loan Transfer or a Pass-Through Transfer (a) the Seller shall make the representations and warranties regarding such Mortgage Loan contained herein only as of the related Closing Date, and (b) which occurs within twelve months of the Closing Date for such Mortgage Loan, the Seller shall restate the representations and warranties regarding the Seller set forth in Subsection 7.01 as of the date of such Whole Loan Transfer or Pass-Through Transfer;

(4)
to deliver to the Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Seller, its financial condition and its most recently publicly disclosed mortgage loan delinquency, foreclosure and loss experience as shall be reasonably requested by the Purchaser and any additional information which the Seller is capable of providing without unreasonable effort or expense; provided however, that the Purchaser, shall indemnify and hold harmless the Seller, each affiliate designated by the Seller and each person who controls the Seller or such affiliate from and against any and all losses, claims, damages and liabilities arising from, with respect to information not provided by the Seller pursuant to this Subsection 12(4), any untrue statement or alleged untrue statement of a material fact contained in any information in the related offering documents, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Seller shall indemnify and hold harmless the Purchaser, each affiliate designated by the Purchaser and each person who controls the Purchaser or such affiliate from and against any and all losses, claims, damages and liabilities arising from, with respect to information provided by the Seller pursuant to this Subsection 12(4), any untrue statement or alleged untrue statement of a material fact contained in any information in the related offering documents, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(5)
to deliver to the Purchaser, and to any Person designated by the Purchaser, such in-house opinions of counsel as are customarily delivered by originators or servicers of mortgage loans, as the case may be, in connection with Whole Loan Transfers or Pass-Through Transfers, as the case may be, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Pass-Through Transfer, as the case may be, shall be the responsibility of the Purchaser; and

(6)
to reasonably cooperate with the Purchaser and any prospective purchaser with respect to the preparation of Mortgage Loan Documents and such other documents, and with respect to the servicing of the Mortgage Loans in accordance with the requirements from time to time of the rating agencies rating a Whole Loan Transfer or Pass-Through Transfer, the credit enhancers providing credit enhancement thereon and the requirements of the Purchaser's shelf registration statement.

All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect. In connection with the sale or transfer of any MERS Mortgage Loan, the Seller shall cause MERS to designate on the MERS System the assignee (or the related trust, for the benefit of the related certificateholders) or its designee as the beneficial holder of such Mortgage Loan

SECTION 13. The Seller.

Subsection 13.01. Additional Indemnification by the Seller; Third Party Claims.

The Seller shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Seller to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. Notwithstanding the foregoing, the Purchaser shall indemnify the Seller and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Seller may sustain in any way related to (a) actions or inactions of the Seller which were taken or omitted upon the instruction or direction of the Purchaser, or (b) the failure of the Purchaser to perform its obligations under this Agreement, including the provisions of Subsection 13.03. Each party to this Agreement shall immediately notify the other if a claim is made upon such party by a third party with respect to this Agreement or the Mortgage Loans. Upon the prior written consent of Purchaser, which consent shall not be unreasonably withheld, the Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence except when the claim is related to the Seller's indemnification pursuant to Section 7; or the failure of the Seller to service and administer the Mortgage Loans in compliance with the terms of this Agreement.

Subsection 13.02. Merger or Consolidation of the Seller.

The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, unless otherwise consented to by the Purchaser, which consent shall not be unreasonably withheld, shall be qualified to service mortgage loans on behalf of FNMA or FHLMC and shall satisfy the requirements of Section 16 with respect to the qualifications of a successor to the Seller.

Subsection 13.03. Limitation on Liability of the Seller and Others.

Neither the Seller nor any of the officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Seller and any officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Notwithstanding anything to the contrary contained in this Agreement, unless one or more Event of Default by the Seller shall occur and shall not have been remedied within the time limits set forth in Section 14 of this Agreement, the Purchaser shall not record or cause to be recorded an Assignment of Mortgage with the recording office. To the extent the Purchaser records with the recording office as permitted herein an Assignment of Mortgage which designates the Purchaser as the holder of record of the Mortgage, the Purchaser agrees that it shall (i) provide the Seller with immediate notice of any action with respect to the Mortgage or the related Mortgaged Property and ensure that the Investor Accounting Department at the Seller receives such notice; and (ii) immediately complete, sign and return to the Seller any document reasonably requested by the Seller to comply with its servicing obligations, including without limitation, any instrument required to release the Mortgage upon payment in full of the obligation or take any other action reasonably required by the Seller. The Purchaser further agrees that the Seller shall have no liability for the Purchaser’s failure to comply with the subsections (i) or (ii) in the foregoing sentence. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Seller may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable, the Seller shall be entitled to be reimbursed therefor from the Purchaser upon written demand.

Subsection 13.04. Seller Not to Resign.

The Seller shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller. Any such determination permitting the resignation of the Seller shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Seller's responsibilities and obligations hereunder in the manner provided in Section 16.

Subsection 13.05. No Transfer of Servicing.

With respect to the retention of the Seller to service the Mortgage Loans hereunder, the Seller acknowledges that the Purchaser has acted in reliance upon the Seller's independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, Seller shall not either assign this Agreement or the servicing hereunder or delegate a substantial portion of its rights or duties hereunder, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld; provided, however, the Seller may, with prior notice but without Purchaser’s consent, assign its rights and obligations as servicer hereunder to an entity if (i) such entity is directly or indirectly owned or controlled by the Seller, (ii) such entity shall be qualified to service mortgage loans on behalf of FNMA or FHLMC and shall satisfy the requirements of Section 16 with respect to the qualifications of a successor to the Seller, and (iii) the Seller guaranties the performance by such entity of all obligations hereunder. Nothing in this Agreement shall prohibit or limit the right of the Seller to assign the servicing rights hereunder to Countrywide Home Loans Servicing LP.

SECTION 14. Default.

Subsection 14.01. Events of Default.

In case one or more of the following Events of Default by the Seller shall occur and be continuing:

any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

(1)   failure on the part of the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement which continues unremedied for a period of thirty days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser or by the Custodian; or

(2)   a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(3)   the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

(4)   the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(5)   failure by the Seller to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located which failure continues unremedied for a period of thirty (30) days; or

(6)   the Seller ceases to meet the qualifications of a FNMA or FHLMC seller/servicer and the failure to meet such qualifications continues unremedied for a period of thirty (30) days;

(7)   the Seller attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate a substantial portion of its duties hereunder; or

(8)   the Seller fails to duly perform, within the required time period, its obligations under Sections 11.25 and 11.26 of the Servicing Addendum, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Seller may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Seller under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Seller of such written notice, all authority and power of the Seller under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 16. Upon written request from the Purchaser, the Seller shall prepare, execute and deliver any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller's sole expense. The Seller agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Subsection 14.02. Waiver of Defaults.

The Purchaser may waive any default by the Seller in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

SECTION 15. Termination.

Subsection 15.01. Termination.

The respective obligations and responsibilities of the Seller shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Seller and the Purchaser in writing or (iii) the repurchase by the Seller of all outstanding Mortgage Loans and REO Property at a price equal to (a) in the case of a Mortgage Loan, 100% of the Stated Principal Balance of each Mortgage Loan on the date of such repurchase plus accrued interest thereon through the last day of the month of repurchase, and (b) in the case of REO Property, the lesser of (1) 100% of the Stated Principal Balance of the Mortgage Loan encumbering the Mortgaged Property at the time such Mortgaged Property was acquired and became REO Property or (2) the Fair Market Value of the REO Property at the time of repurchase.

The right of the Seller to repurchase all outstanding Mortgage Loans pursuant to (iii) above shall be conditional upon the outstanding Stated Principal Balances of such Mortgage Loans at the time of any such repurchase aggregating less than 10% of the aggregate Stated Principal Balances of the Mortgage Loans on the related Cut-off Date.

Subsection 15.02. Termination Without Cause.

The Purchaser may, at its sole option, terminate any rights the Seller may have hereunder, without cause, upon sixty (60) days prior written notice. Any such notice of termination shall be in writing and delivered to the Seller as provided in Section 16 of this Agreement. In the event of such termination, the Seller shall be entitled to the Termination Fee.

SECTION 16. Successor to the Seller.

Prior to termination of Seller's responsibilities and duties under this Agreement pursuant to Subsection 15.01(ii) or 15.02, the Purchaser shall (i) succeed to and assume all of the Seller's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having a net worth of not less than $15,000,000 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller under this Agreement prior to the termination of Seller's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Seller's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Seller pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Seller of the representations and warranties made pursuant to Subsections 7.01, 7.02, 7.03 and 7.04 and the remedies available to the Purchaser thereunder, it being understood and agreed that the provisions of such Subsection 7.01, 7.02, 7.03 and 7.04 shall be applicable to the Seller notwithstanding any such resignation or termination of the Seller, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement and the Custodial Agreement. In connection with any such resignation or removal of Seller, either (i) the successor shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Seller shall cooperate with such successor in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS System to the successor servicer. The Seller shall file or cause to be filed any such assignment in the appropriate recording office. The Successor Servicer shall cause such assignment to be delivered to the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded. Any termination of this Agreement pursuant to Subsection 13.04, 14.01, 15.01, or 15.02 shall not affect any claims that the Purchaser may have against the Seller arising prior to any such termination or resignation.

The Seller shall timely deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Seller shall account for all funds. The Seller shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller. The successor shall make arrangements at the time of transfer of the servicing responsibilities to the successor servicer to reimburse the Seller for amounts the Seller actually expended pursuant to this Agreement (provided that the Seller shall provide the successor servicer with written evidence of such amounts) which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Seller pursuant to this Agreement but for the appointment of the successor servicer.

Upon a successor's acceptance of appointment as such, the Seller shall notify by mail the Purchaser of such appointment.

SECTION 17. Financial Statements.

The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers a Consolidated Statement of Operations of the Seller's parent company, Countrywide Financial Corporation ("CFC") for the most recently completed three (3) fiscal years respecting which such a statement is available, as well as a Consolidated Statement of Condition of CFC at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser, upon request, copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

SECTION 19. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i) if to the Seller:

Countrywide Home Loans, Inc.
4500 Park Granada,
Calabasas, California 91302
Attn: Celia Coulter

(ii) if to the Purchaser:

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attn: Mortgage Finance; Structured Transactions

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 20. Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 21. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 22. Governing Law.

The Agreement shall be construed in accordance with the laws of the State of California and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of California, except to the extent preempted by Federal law.

SECTION 24. Successors and Assigns; Assignment of Purchase Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by Seller to a third party without the consent of the Purchaser. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans; provided, however, that the transferee will not be deemed to be the Purchaser hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the document evidencing such agreement shall have been executed by the Purchaser and the transferee and delivered to Countrywide. Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than three (3) “Purchasers” outstanding hereunder with respect to any Mortgage Loan Package. Any trust to which Mortgage Loans may be transferred pursuant to Section 12 hereunder shall constitute a single Purchaser for the purposes of the preceding sentence.

SECTION 25. Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 26. Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 27. General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

the term "include" or "including" shall mean without limitation by reason of enumeration.

SECTION 28. Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. The Purchaser, upon request of Seller, shall use its best efforts to deliver, or cause to be delivered, a computer disk containing this Agreement to the Seller if such disk is readily accessible to the Purchaser or its counsel.

SECTION 29. Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 31. Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Purchaser's expense in accordance with Section 10 hereof in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

SECTION 32. Recordation of Agreement.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Seller at the Purchaser's expense on direction of the Purchaser accompanied by an Opinion of Counsel, also prepared at the Purchaser's expense, to the effect that such recordation materially and beneficially affects the interest of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

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IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (Purchaser)

By:
Name: Title:

COUNTRYWIDE HOME LOANS, INC. (Seller)

By:
Name: Title:

STATE OF CONNECTICUT	)
)ss:
COUNTY OF FAIRFIELD	)

On the ____ day of ________, 200_ before me, a notary public in and for said State, appeared _______________________, personally known to me on the basis of satisfactory evidence to be a ____________________ of Greenwich Capital Financial Products, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF _________________	)
)ss:
COUNTY OF _______________	)

On the __ day of _______, 200_ before me, a Notary Public in and for said State, personally appeared __________, known to me to be ______________ of Countrywide Home Loans, Inc., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public My Commission expires

EXHIBIT 7

CUSTODIAL ACCOUNT LETTER AGREEMENT

___________, 200_
To:	_____________________________
_____________________________
_____________________________
the "Depository")

As Seller under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2003, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as "Countrywide Home Loans, Inc. in trust for the Purchaser." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

COUNTRYWIDE HOME LOANS, INC.

By:
Name: Title: Date:

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

Depository

By:
Name: Title: Date:

EXHIBIT 8

ESCROW ACCOUNT LETTER AGREEMENT
_____________, 200_

To:	_____________________________
_____________________________
_____________________________
(the "Depository")

As Seller under the Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2003, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as "Countrywide Home Loans, Inc. in trust for the Purchaser and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

COUNTRYWIDE HOME LOANS, INC.

By
Name: Title: Date:

The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number _______________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF").

Depository

By:
Name: Title: Date:

EXHIBIT 9

SERVICING ADDENDUM

Section 11.01 Seller to Act as Servicer.

The Seller, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the normal and usual standards of practice of prudent mortgage lenders, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable and consistent with the terms of this Agreement.

Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Seller's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Seller shall not permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make future advances or extend the final maturity date on such Mortgage Loan without the Purchaser's consent. The Seller may permit forbearance or allow for suspension of Monthly Payments in either case for up to one hundred and eighty (180) days if the Mortgagor is in default or the Seller determines in its reasonable discretion that default is imminent and if the Seller determines that granting such forbearance or suspension is in the best interest of the Purchaser. In the event that any such modification, forbearance or suspension as permitted above allows the deferral of interest or principal payments on any Mortgage Loan, the Seller shall include in each remittance for any month in which any such principal or interest payment has been deferred (without giving effect to such modification, forbearance or suspension) an amount equal to, as the case may be, such month's principal and one (1) month's interest at the Mortgage Loan Remittance Rate on the then unpaid principal balance of the Mortgage Loan and shall be entitled to reimbursement for such advances only to the same extent as for Monthly Advances made pursuant to Section 11.19. Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Seller shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Purchaser's reliance on the Seller.

Section 11.02 Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans is paid in full, the Seller will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Seller will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable. To that end, the Seller shall ensure that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 11.03 Realization Upon Defaulted Mortgage Loans.

The Seller shall use its best efforts, consistent with the procedures that the Seller would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 11.01. The Seller shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Seller shall not be required to expend its own funds toward the restoration of such property in excess of $2,000 unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Seller through Primary Mortgage Insurance Proceeds, Other Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 11.05. The Seller shall notify the Purchaser in writing of the commencement of foreclosure proceedings. Such notice may be contained in the reports prepared by the Seller and delivered to Purchaser pursuant to the terms and conditions of this Agreement. In such connection, the Seller shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 11.05.

The Seller, in its sole discretion, shall have the right to purchase for its own account any Mortgage Loan which is ninety-one (91) days or more delinquent at the Repurchase Price; provided, however that the Seller shall not be entitled to exercise such purchase if the delinquency is caused directly or indirectly by an act or omission of the Seller which would constitute a breach or violation of its obligations hereunder. Any such purchase by the Seller shall be accomplished by deposit in the Custodial Account the amount of the purchase price stated in the preceding sentence, after deducting therefrom any amounts received in respect of such purchased Mortgage Loan and being held in the Custodial Account for future distribution.

Section 11.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts which accounts shall be Eligible Accounts. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit 7 to this Agreement. A copy of such letter agreement shall be furnished to the Purchaser upon request.

The Seller shall deposit in the Custodial Account within two (2) Business Days of receipt, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

(9)   all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(10)   all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(11)   all proceeds from a Cash Liquidation;

(12)   all Primary Mortgage Insurance Proceeds and Other Insurance Proceeds including amounts required to be deposited pursuant to Sections 11.08, 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Seller's normal servicing procedures, the loan documents or applicable law;

(13)   all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Seller's normal servicing procedures, the Mortgage Loan Documents or applicable law;

(14)   any Monthly Advances;

(15)   all proceeds of any Mortgage Loan repurchased in accordance with Sections 7.03 and 11.03, and any amount required to be deposited by the Seller in connection with any shortfall in principal amount of the Qualified Substitute Mortgage Loans and the Deleted Mortgage Loans as required pursuant to Section 7.03;

(16)   any amounts required to be deposited by the Seller pursuant to Section 11.10 in connection with the deductible clause in any blanket hazard insurance policy such deposit shall be made from the Seller's own funds, without reimbursement therefor;

(17)   the Prepayment Interest Shortfall Amount, if any, for the month of distribution, such deposit shall be made from the Seller's own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

(18)   any amounts required to be deposited by the Seller in connection with any REO Property pursuant to Section 11.13; and

(19)   any amounts required to be deposited in the Custodial Account pursuant to Section 11.01, 11.14, 11.22 or 11.23.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, prepayment penalties (except as otherwise set forth in a Purchase Price and Terms Letter) with respect to any Mortgage Loan Package, and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Seller in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 11.05(iv).

If the balance on deposit in the Custodial Account were to exceeds the insured amount limits of an FDIC insured account as of the commencement of business on any Business Day and the Custodial Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of Eligible Account, the Seller shall, on or before twelve o’clock noon Eastern time on such Business Day, withdraw from the related Custodial Account all amounts in excess of the FDIC insurance limits and deposit such amounts in another account that constitutes an Eligible Account pursuant to clause (i) or (ii) of the definition of Eligible Account.

Section 11.05 Permitted Withdrawals From the Custodial Account.

The Seller may, from time to time, withdraw from the Custodial Account for the following purposes:

to make payments to the Purchaser in the amounts and in the manner provided for in Section 11.17;

to reimburse itself for Monthly Advances, the Seller's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan (or to amounts received on the Mortgage Loans as a whole in the event that said Monthly Advance is made due to a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Soldiers' and Sailors' Civil Relief Act of 1940) which represent Late Collections (net of the related Servicing Fees) respecting which any such advance was made it being understood that, in the case of such reimbursement, the Seller's right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Section 7.03, the Seller's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such section and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans; provided that the Seller may reimburse itself from any funds in the Custodial Account for Monthly Advances which it has determined are nonrecoverable advances or if all funds with respect to the related Mortgage Loan have previously been remitted to the Purchaser;

to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees, the Seller's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related proceeds (or to amounts received on the Mortgage Loans only in the event that said Monthly Advance is made due to a shortfall in a Monthly Payment made by a Mortgagor entitled to relief under the Soldiers' and Sailors' Civil Relief Act of 1940) from Cash Liquidation, Liquidation Proceeds, Condemnation Proceeds, Primary Mortgage Insurance Proceeds and Other Insurance Proceeds; provided that the Seller may reimburse itself from any funds in the Custodial Account for Servicing Advances and Servicing Fees if all funds with respect to the related Mortgage Loan have previously been remitted to the Purchaser;

to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (b) the Servicing Fees from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;

to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 7.03 all amounts received thereon and not distributed as of the date on which the related repurchase price is determined;

to clear and terminate the Custodial Account upon the termination of this Agreement;

to reimburse the Seller for any Monthly Advance previously made which the Seller has determined to be a nonrecoverable Monthly Advance; and

to reimburse itself for any amounts deposited in the Custodial Account in error.

Section 11.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Seller shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts which accounts shall be Eligible Accounts, in the form of time deposit or demand accounts. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit 8 to this Agreement. A copy of such letter agreement shall be furnished to the Purchaser upon request.

The Seller shall deposit in the Escrow Account or Accounts within two (2) Business Days of receipt, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Other Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Seller shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 11.08. The Seller shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Seller shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 11.07 Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Seller (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items (ii) to reimburse the Seller for any Servicing Advance made by the Seller with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Seller, or to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to reimburse itself for any amounts deposited in the Escrow Account in error, or (viii) to clear and terminate the Escrow Account on the termination of this Agreement. As part of its servicing duties, the Seller shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

Section 11.08 Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies; Collections Thereunder.

With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Seller shall determine that any such payments are made by the Mortgagor at the time they first become due. The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

The Seller will maintain in full force and effect, a Primary Mortgage Insurance Policy conforming in all respects to the description set forth in Section 7.02(xxxi), issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the Updated Loan-to-Value Ratio of the related Mortgage Loan is reduced to that amount for which FNMA no longer requires such insurance to be maintained, unless state law provides that the Mortgagor may elect to cancel. The Seller will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with an insurer that is FNMA or FHLMC approved. The Seller shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Seller would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 11.22, the Seller shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

Section 11.09 Transfer of Accounts.

The Seller may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time. The Seller shall promptly notify the Purchaser that such transfer has been made. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

Section 11.10 Maintenance of Hazard Insurance.

The Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the unpaid principal balance of the Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Seller will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the unpaid principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Seller shall also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Seller under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Seller's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 11.05. It is understood and agreed that no earthquake or other additional insurance need be required by the Seller or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Seller and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Seller. The Seller shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of B:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

Section 11.11 Maintenance of Mortgage Impairment Insurance Policy.

In the event that the Seller shall obtain and maintain a blanket policy issued by an issuer that has a Best rating of A+:XV insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 11.10 and otherwise complies with all other requirements of Section 11.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Seller shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 11.10, and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Seller agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such policy and shall use its best efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

Section 11.12 Fidelity Bond; Errors and Omissions Insurance.

The Seller shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan in handling funds, money, documents and papers relating to the Mortgage Loan. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Seller against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 11.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Selling Guide or by FHLMC in the FHLMC Sellers' and Servicers' Guide. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of the Fidelity Bond and insurance policy and shall use its best efforts to obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser. The Seller shall notify the Purchaser within five (5) business days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated.

Section 11.13 Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Seller for the benefit of the Purchaser, or in the event the Seller is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Seller from an attorney duly licensed to practice law in the state where to REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

The Seller shall either itself or through an agent selected by the Seller, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Seller shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter or more frequently as required by the circumstances. The Seller shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Seller to the Purchaser within five (5) Business Days of the Purchaser's request therefor. The Seller shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Seller deems to be in the best interest of the Purchaser. With respect to each REO Property, the Seller shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain a Custodial Account for the REO Properties in the form of a non-interest bearing demand account which shall be an Eligible Account, unless an Opinion of Counsel is obtained by the Seller to the effect that the classification as a grantor trust for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Properties is held will not be adversely affected by holding such funds in another manner. The Seller shall deposit or cause to be deposited, on a daily basis in the Custodial Account all revenues received with respect to the REO Properties and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Properties, including (i) the cost of maintaining any hazard insurance pursuant to Section 11.10 hereof and (ii) either (A) the fees of any managing agent acting on behalf of the Seller or (B) in the event that the Seller is managing the REO Property, then the related Servicing Fee. The Seller shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in the Custodial Account. On or before each Determination Date, the Seller shall withdraw from the Custodial Account and deposit into the Custodial Account the net income from the REO Properties on deposit in the Custodial Account.

The Seller shall furnish to the Purchaser on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operation statement shall be accompanied by such other information as the Purchaser shall reasonably request.

The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one (1) year after title to such REO Property has been obtained, unless the Seller determines, and gives an appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one (1) year is permitted under this Agreement and is necessary to sell any REO Property, the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property.

Each REO Disposition shall be carried out by the Seller at such price and upon such terms and conditions as the Seller deems to be in the best interest of the Purchaser. If as of the date title to any REO Property was acquired by the Seller there were outstanding unreimbursed Servicing Advances, Monthly Advances or Servicing Fees with respect to the REO Property or the related Mortgage Loan, the Seller, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Monthly Advances and Servicing Fees from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Seller as provided above, shall be deposited in the Custodial Account and shall be transferred to the Custodial Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Remittance Date in accordance with Section 11.17.

With respect to each REO Property, the Seller shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall maintain separate records and reports with respect to the funds received and distributed on an REO Property by REO Property basis.

Section 11.14 Notification of Adjustments.

With respect to each Mortgage Loan, the Seller shall adjust the Mortgage Interest Rate on the related Interest Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original Index is no longer available, such selection shall be in compliance with the terms of the related Mortgage Note. The Seller shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. The Seller shall promptly upon written request thereof, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Seller, or the Purchaser that the Seller has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Seller shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused the Purchaser thereby without reimbursement therefor.

Section 11.15 MERS Registration.

The Seller is authorized and empowered by the Purchaser, in its own name, when the Seller believes it appropriate in its best judgement to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Purchaser any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns.

Section 11.17 Distributions.

On each Remittance Date, the Seller shall distribute to the Purchaser (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Section 11.05, plus (ii) all Monthly Advances, if any, which the Seller is obligated to distribute pursuant to Section 11.19, minus (iii) any amounts attributable to Principal Prepayments received after the Principal Prepayment Period, and (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date. It is understood that, by operation of Section 11.04, the remittance on the initial Remittance Date is to include principal collected after the Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the Cut-off Date, with the adjustments specified in (ii), (iii) and (iv) above.

With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by JPMorgan Chase, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus one percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Seller to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

Section 11.18 Statements to the Purchaser.

Not later than each Remittance Date, the Seller will furnish to the Purchaser by any electronic medium the information shown in Exhibit 11, provided that such information shall be in a form useful to the Purchaser.

In addition, not more than sixty (60) days after the end of each calendar year, the Seller will furnish to the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

The Seller shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Seller shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

Section 11.19 Monthly Advances by the Seller.

Not later than the close of business on the Business Day preceding each Remittance Date, the Seller shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Seller, whether or not deferred pursuant to Section 11.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.

The Seller's obligation to make such advances as to any Mortgage Loan will continue through the earliest of: (i) the last Monthly Payment due prior to the payment in full of the Mortgage Loan, (ii) the Remittance Date prior to the Remittance Date for the distribution of any Liquidation Proceeds, Other Insurance Proceeds or Condemnation Proceeds which, in the case of Other Insurance Proceeds and Condemnation Proceeds, satisfy in full the indebtedness of such Mortgage Loan, and (iii) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property, provided, however, that if requested by a Rating Agency (hereinafter defined) in connection with a Pass-Through Transfer, the Seller shall be obligated to make such advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property. In no event shall the Seller be obligated to make an advance under this Section 11.19 if at the time of such advance it deems such advance to be nonrecoverable. If the Seller determines that an advance is nonrecoverable, the Seller shall deliver to the Purchaser an Officer's Certificate of the Seller to the effect that an officer of the Seller has reviewed the related Mortgage File and has made the reasonable determination that any previous and any additional advances are nonrecoverable. For the purposes of this paragraph, "Rating Agency" shall mean Moody's Investors Service, Inc., Standard & Poor's Ratings Group, Fitch Investors Services, Inc. or any other statistical credit rating agency.

Section 11.20 Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 11.18, with respect to any REO Property, the Seller shall furnish to the Purchaser on request a statement covering the Seller's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with an operating statement free of cost. Such statement shall be accompanied by such additional information as the Purchaser shall reasonably request. The cost of producing such additional information shall be borne by the Purchaser requesting it.

Section 11.21 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property which report may be included with any other reports prepared by Seller and delivered to Purchaser pursuant to the terms and conditions of this Agreement.

Section 11.22 Assumption Agreements.

The Seller will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that the Seller shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Seller reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Seller will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Section 11.22, the Seller, with the prior written consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Seller shall follow the underwriting practices and procedures employed by the Seller for similar mortgage loans originated in accordance with the guidelines attached hereto as Exhibit B serviced by the Seller for its own account. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan and the outstanding principal amount of the Mortgage Loan shall not be changed. The Seller shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Seller for entering into an assumption or substitution of liability agreement in excess of 1% of the unpaid principal balance of the Mortgage Loan shall be deposited in the Custodial Account pursuant to Section 11.04.

Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Seller shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Seller may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 11.22, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 11.23 Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller will immediately notify the Purchaser by a certification, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 11.04 have been or will be so deposited, of a Servicing Officer and shall request delivery to it of the portion of the Mortgage File held by the Purchaser. Upon receipt of such certification and request, the Purchaser or its designee shall within five (5) Business Days release the related Mortgage Loan Documents to the Seller and the Seller shall prepare and process any satisfaction or release. With respect to any MERS Mortgage Loan, the Seller is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Purchaser, any and all instruments of satisfaction or cancellation or of partial or full release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

In the event the Seller satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Seller, upon written demand, shall remit to the Purchaser the then unpaid principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Seller shall maintain the Fidelity Bond insuring the Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the service or foreclosure of the Mortgage Loan, including for the purpose of collection under any Primary Mortgage Insurance Policy, the Purchaser shall, upon request of the Seller and delivery to the Purchaser or Purchaser's designee of a servicing receipt signed by a Servicing Officer, release or cause to be released the portion of the Mortgage File held by the Purchaser or its designee to the Seller. Such servicing receipt shall obligate the Seller to return the related Mortgage documents to the Purchaser when the need therefor by the Seller no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Seller has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Seller.

Section 11.24 Servicing Compensation.

As compensation for its services hereunder, the Seller shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Seller's Servicing Fees. Additional servicing compensation in the form of assumption fees, as provided in Section 11.22, prepayment penalties (except as otherwise set forth in a related Purchase Price and Terms Letter with respect to any Mortgage Loan Package), and late payment charges or otherwise shall be retained by the Seller to the extent not required to be deposited in the Custodial Account. The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

Section 11.25 Statement as to Compliance.

(a) The Seller will deliver to the Purchaser On or before March 15, 2004, and March 1 of each year thereafter, an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Seller during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b) With respect to any Loans that are subject to a Pass-Through Transfer or other securitization transaction, to the extent that either of the Purchaser, any master servicer which is master servicing loans in connection with such transaction (a “Master Servicer”), or any related depositor (a “Depositor”) is required under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) to prepare and file a certification pursuant to Section 302 of the Sarbanes-Oxley Act, on or before March 15, 2004, and March 1 of each year thereafter, an officer of the Seller shall execute and deliver an Officer’s Certificate to such Purchaser, Master Servicer, or Depositor, as the case may be, for the benefit of such entity and such entity’s affiliates and the officers, directors and agents of such entity and such entity’s affiliates, an Officer’s Certificate in the form attached hereto as Exhibit 13.

(c) The Seller shall indemnify and hold harmless the Master Servicer, the Depositor, the Purchaser (and if this Agreement has been assigned in whole or in part by the Purchaser, any and all Persons previously acting as “Purchaser” hereunder), and their respective officers, directors, agents and affiliates, and such affiliates’ officers, directors and agents (any such person, an “Indemnified Party”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Seller or any of its officers, directors, agents or affiliates of its obligations under this Section 11.25 or Section 11.26, or the bad faith or willful misconduct of the Seller in connection therewith; provided, however, that the Seller shall not be obligated to indemnify or hold harmless any Indemnified Party from or against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon the negligence, bad faith or willful misconduct of such Indemnified Party. If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Seller agrees that it shall contribute to the amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities of the Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Seller in the other in connection with a breach of the Seller’s obligations under this Section 11.25, or Section 11.26, or the Seller’s negligence, bad faith or willful misconduct in connection therewith.

Section 11.26 Independent Public Accountants’ Servicing Report.

On or before March 15, 2004, and March 1 of each year thereafter, the Seller at its expense shall cause a firm of independent public accountants (which may also render other services to the Seller) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser or its designee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements (including the Mortgage Loans and this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm confirms that such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

Section 11.27 Reserved.

Section 11.28 Purchaser's Right to Examine Seller Records.

The Purchaser shall have the right to examine and audit upon reasonable notice to the Seller, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Seller, or held by another for the Seller or on its behalf or otherwise, which relates to the performance or observance by the Seller of the terms, covenants or conditions of this Agreement.

The Seller shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, including but not limited to OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Seller which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Seller, and in accordance with the federal government, FDIC, OTS, or any other similar regulations.

EXHIBIT FOUR

Additional Representations and Warranties

Countrywide Servicing, as Servicer, represents, warrants and covenants to GCFP, GCA and the Trustee as of the Reconstitution Date that:

(i)
The Servicer is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Texas and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property related to a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Servicer by any state having jurisdiction and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan serviced and to service the Mortgage Loans in accordance with the terms of this Agreement;

(ii)
The Servicer has the full power and authority to service each Mortgage Loan which the Servicer is required to service hereunder, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iii)
The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term, condition or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

(iv)
The Servicer is an approved seller/servicer for Fannie Mae and an approved servicer for Freddie Mac in good standing and is a HUD-approved non-supervised mortgagee pursuant to Section 203 and Section 211 of the National Housing Act, and no event has occurred, including but not limited to a change in insurance coverage, that would make the Servicer unable to comply with HUD, Fannie Mae or Freddie Mac eligibility requirements or which would require notification to any of HUD, Fannie Mae or Freddie Mac;

(v)
No action, suit, proceeding, investigation or litigation is pending or, to the best knowledge of the Servicer, threatened against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof; and

(vi)
No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation by the Servicer of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the date of this Agreement.

(vii)	The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(viii)
The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS; and

(ix)
The Servicer has established an anti-money laundering compliance program to the extent required by applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2003, and the laws and regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), which prohibit dealings with certain countries, territories, entities and individuals named in OFAC’s Sanction Programs and on the Specially Designated Nationals and Blocked Persons List. The Mortgage Loans have been originated, and documentation related thereto shall be maintained, in material compliance with such program.

EXHIBIT FIVE

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Servicing Criteria
Reference	Criteria	Applicable Servicing Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X

Cash Collection and Administration

1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Servicing Criteria
Reference	Criteria	Applicable Servicing Criteria
Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

Servicing Criteria
Reference	Criteria	Applicable Servicing Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT SIX

List of Mortgage Loans with Prepayment Charges Assigned to the Trust Fund

[To be retained in a separate closing binder entitled “HarborView 2007-1 Mortgage Loan Schedule” at the Washington DC offices of McKee Nelson LLP]